UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 391-4000

Item 5. Other Events

     Wilsons The Leather Experts Inc. announced on April 16, 2004, in a press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference, that it has entered into an agreement to amend its revolving credit facility and that it has been negotiating the terms of a proposed agreement pursuant to which it would agree to issue 3,500 shares of its Series A Convertible Preferred Stock to two institutional investors at a price of $10,000 per share and warrants to the two institutional investors to purchase an aggregate of up to 5 million shares of Common Stock at a premium to the market price of the Common Stock at closing.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated April 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date:	April 22, 2004	By	/s/ Peter G. Michielutti

Peter G. Michielutti
Executive Vice President and
Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description
99.1	The Company’s Press Release dated April 16, 2004.